UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

GRIFFON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware             1-06620         11-1893410
(State or Other Jurisdiction      (Commission (I.R.S. Employer
    of Incorporation)          File Number) Identification No.)

    712 Fifth Avenue, 18th Floor
    New York, New York                       10019
(Address of Principal Executive Offices)         (Zip Code)

(212) 957-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 par value	GFF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Amendment to Bylaws

On October 6, 2022, the Board of Directors (the “Board”) of Griffon Corporation (“Griffon”) approved Amendment No. 2 (the “By-law Amendment”) to Griffon’s Amended and Restated By-laws (as amended, the “Amended By-laws”). The Bylaw Amendment revises the period during which a stockholder must provide notice to Griffon’s corporate Secretary to properly bring business before an annual meeting of stockholders. Under the Amended By-laws, to be timely, a stockholder's notice to Griffon’s corporate Secretary must be delivered to, or mailed and received at, Griffon’s principal executive offices not less than seventy-five (75) days nor more than one hundred-five (105) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, except that if the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, such notice must be received not later than the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or publicly disclosed (whichever occurs first). Notwithstanding the foregoing, if Griffon publicly discloses (through the issuance of a press release, the filing of a Current Report on Form 8-K or through other similar means) the date for its next annual meeting of stockholders (i) at least one hundred-twenty (120) days prior to the date of such meeting and (ii) at least ten (10) days prior to the time the period for submission of a stockholder’s notice would have otherwise begun (based on the date of the anniversary of the immediately preceding annual meeting of stockholders), then, to be timely, a stockholder’s notice to Griffon’s corporate Secretary must be delivered to, or mailed and received at, the principal executive offices of Griffon not less than seventy-five (75) days nor more than one hundred-five (105) days prior to the date publicly disclosed for Griffon’s next annual meeting of stockholders.

The By-law Amendment applies to any type of business desired to be brought by a stockholder before an annual meeting of stockholders, including the nomination of one or more persons for election to the Board, or any other type of business.

The foregoing discussion of the By-law Amendment is qualified in its entirety by reference to the full text of the By-law Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 8.01. Other Information.

On October 6, 2022, Griffon issued a press release in which it stated that its strategic alternatives process is active and ongoing, and that it expects to provide an update on the process by the end of November 2022, together with the release of its fourth quarter and fiscal 2022 year-end financial results. There is no assurance that the process will result in any transaction being entered into or consummated.

The press release also states that, in support of the ongoing strategic alternatives process, the Board has determined that Griffon’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) will be held on March 15, 2023, approximately one month later than the Company’s last annual meeting of shareholders. To afford shareholders sufficient time to properly introduce business, including director nominations, at the 2023 Annual Meeting, the Board approved the By-law Amendment; this means that the period during which a shareholder must provide notice to Griffon’s corporate Secretary to properly bring business before the 2023 Annual Meeting is November 30, 2022 to December 30, 2022, inclusive. This notice period applies to any type of business desired to be brought by a shareholder before the 2023 Annual Meeting, including the nomination of one or more persons for election to the Board, or any other type of business.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

3.1     Amendment No. 2 to Amended and Restated By-laws of Griffon Corporation.

99.1     Press Release, dated October 6, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

By:    /s/ Seth L. Kaplan
    Seth L. Kaplan
Senior Vice President, General
Counsel and Secretary

Date: October 6, 2022

Exhibit Index

3.1 Amendment No. 2 to Amended and Restated By-laws of Griffon Corporation.

99.1 Press release, dated October 6, 2022